Exhibit 99

                              STATEMENT PURSUANT TO
                             18 U.S.C. SECTION 1350
                                 AS REQUIRED BY
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Rhodia Inc. Savings Plus Plan (the "Plan") on Form 11-K for the fiscal year ending December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), the undersigned hereby certify that to the best of our knowledge:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


June 30, 2003  /s/ Myron Galuskin       President, Rhodia Inc.
              ----------------------
                   Myron Galuskin


June 25, 2003  /s/ Mark Dahlinger       Chief Financial Officer, Rhodia Inc.
              ----------------------
                   Mark Dahlinger